                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                     ENTRAVISION COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                                95-4783236
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)


2425 Olympic Boulevard, Suite 6000 West                   90404
       Santa Monica, California                         (Zip Code)
(Address of Principal Executive Offices)

                     ENTRAVISION COMMUNICATIONS CORPORATION
                       2000 OMNIBUS EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                 Walter F. Ulloa
                      Chairman and Chief Executive Officer
                     2425 Olympic Boulevard, Suite 6000 West
                         Santa Monica, California 90404
                     (Name and address of agent for service)

                                 (310) 447-3870
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                   Proposed            Proposed
                Title of                                            maximum             maximum
               securities                        Amount            offering            aggregate           Amount of
                  to be                           to be              price             offering          registration
               registered                    registered (1)      per share (2)         price (2)              fee
------------------------------------------------------------------------------------------------------------------------
Entravision Communications Corporation
2000 Omnibus Equity Incentive Plan

  Stock Options                                11,500,000             N/A                 N/A                 N/A
  Class A Common Stock (par value $0.0001)     11,500,000           $16.25           $186,875,000           $46,719
========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the 2000 Omnibus Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Class A Common Stock of Entravision Communications Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Class A Common Stock of Entravision Communications Corporation on January 25, 2001, as reported on the New York Stock Exchange and published in The Wall Street Journal.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

         Entravision Communications Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) the Registrant's prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933
Act"), in connection with Registration Statement No. 333-35336 on
Form S-1 filed with the Commission on August 2, 2000, in which there are set forth audited financial statements for the Registrant's fiscal year ended December 31, 1999;

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above; and

         (c) the description of the Registrant's outstanding Class A Common Stock contained in the Registrant's Registration Statement No. 333-35336 on Form 8-A filed with the Commission on July 20, 2000 pursuant to
Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Paul A. Zevnik, a partner of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., is the Secretary of the Registrant and is a member of the Board of Directors of the Registrant. Mr. Zevnik holds 4,699,803 shares of the Class B Common Stock of the Registrant and stock options to acquire 111,136 shares of Class A Common Stock of the Registrant. Kenneth D. Polin, a partner of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., holds 14,450 shares of Class A Common Stock of the Registrant and stock options to acquire 50,000 shares of Class A Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's First Restated Certificate of Incorporation, as amended, provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's First Restated Certificate of Incorporation, as amended, also provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Registrant's First Restated Certificate of Incorporation, as amended, does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
Number       Exhibit
------       -------
4            Instrument Defining Rights of Stockholders.  Reference is made to
             Registrant's Registration Statement No. 333-35336 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.
5            Opinion and consent of Zevnik Horton Guibord McGovern Palmer &
             Fognani, L.L.P.

23.1         Consent of McGladrey & Pullen, LLP, independent accountants.
23.2         Consent of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P.
             is contained in Exhibit 5.
24 Power of Attorney. Reference is made to Pages II-7 and II-8 of this Registration Statement.
99 Entravision Communications Corporation 2000 Omnibus Equity Incentive Plan. Incorporated by reference from the Registrant's Registration Statement on Form S-1, No. 333-35336 filed with the Commission on April 21, 2000, as amended by Amendment No. 1 thereto filed with the Commission on June 14, 2000, Amendment No. 2 thereto filed with the Commission on July 10, 2000, Amendment No. 3 thereto filed with the Commission on July 11, 2000 and Amendment No. 4 thereto filed with the Commission on July 26, 2000.

Item 9.  Undertakings.

         (1) The undersigned Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (b) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Omnibus Equity Incentive Plan.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 25th day of January, 2001.

                                 ENTRAVISION COMMUNICATIONS CORPORATION


                                 By:  /s/ Walter F. Ulloa
                                    -------------------------------------------
                                          Walter F. Ulloa
                                          Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                           Title                           Date
         ---------                           -----                           ----
/s/ Walter F. Ulloa               Chairman, Chief Executive            January 25, 2001
------------------------------    Officer and Director
Walter F. Ulloa                   (principal executive officer)

/s/ Philip C. Wilkinson           President, Chief Operating           January 25, 2001
------------------------------    Officer and Director
Philip C. Wilkinson               (principal executive officer)

/s/ Jeanette Tully                Executive Vice President,            January 25, 2001
------------------------------    Treasurer, Chief Financial
Jeanette Tully                    Officer and Assistant
                                  Secretary (principal financial
                                  officer and principal
                                  accounting officer)

/s/ Paul A. Zevnik                Secretary and Director               January 25, 2001
------------------------------
Paul A. Zevnik

/s/ Andrew W. Hobson              Director                             January 25, 2001
------------------------------
Andrew W. Hobson

/s/ Darryl B. Thompson            Director                             January 25, 2001
------------------------------
Darryl B. Thompson

/s/ Michael D. Wortsman           Director                             January 25, 2001
------------------------------
Michael D. Wortsman

/s/ Esteban E. Torres             Director                             January 25, 2001
------------------------------
Esteban E. Torres

/s/ Michael S. Rosen              Director                             January 25, 2001
------------------------------
Michael S. Rosen

/s/ Amador S. Bustos              Director                             January 25, 2001
------------------------------
Amador S. Bustos

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Entravision Communications Corporation, a Delaware corporation, do hereby constitute and appoint Walter F. Ulloa and Jeanette Tully, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                           Title                           Date
         ---------                           -----                           ----
/s/ Walter F. Ulloa               Chairman, Chief Executive            January 25, 2001
------------------------------    Officer and Director
Walter F. Ulloa                   (principal executive officer)

/s/ Philip C. Wilkinson           President, Chief Operating           January 25, 2001
------------------------------    Officer and Director
Philip C. Wilkinson               (principal executive officer)

/s/ Jeanette Tully                Executive Vice President,            January 25, 2001
------------------------------    Treasurer, Chief Financial
Jeanette Tully                    Officer and Assistant
                                  Secretary (principal financial
                                  officer and principal
                                  accounting officer)


/s/ Paul A. Zevnik                Secretary and Director               January 25, 2001
------------------------------
Paul A. Zevnik

/s/ Andrew W. Hobson              Director                             January 25, 2001
------------------------------
Andrew W. Hobson

/s/ Darryl B. Thompson            Director                             January 25, 2001
------------------------------
Darryl B. Thompson

/s/ Michael D. Wortsman           Director                             January 25, 2001
------------------------------
Michael D. Wortsman

/s/ Esteban E. Torres             Director                             January 25, 2001
------------------------------
Esteban E. Torres

/s/ Michael S. Rosen              Director                             January 25, 2001
------------------------------
Michael S. Rosen

/s/ Amador S. Bustos              Director                             January 25, 2001
------------------------------
Amador S. Bustos

                                  EXHIBIT INDEX

Exhibit
Number         Exhibit
------         -------
4              Instrument Defining Rights of Stockholders.  Reference is made to
               Registrant's Registration Statement No. 333-35336 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.
5              Opinion and consent of Zevnik Horton Guibord McGovern Palmer &
               Fognani, L.L.P.
23.1           Consent of McGladrey & Pullen, LLP, independent accountants.
23.2           Consent of Zevnik Horton Guibord McGovern Palmer & Fognani,
               L.L.P. is contained in Exhibit 5.
24             Power of Attorney.  Reference is made to Pages II-7 and II-8 of this Registration Statement.
99             Entravision Communications Corporation 2000 Omnibus Equity
               Incentive Plan. Incorporated by reference from the Registrant's
               Registration Statement on Form S-1, No. 333-35336 filed with the
               Commission on April 21, 2000, as amended by Amendment No. 1 thereto filed with the Commission on June 14, 2000, Amendment No.
               2 thereto filed with the Commission on July 10, 2000, Amendment
               No. 3 thereto filed with the Commission on July 11, 2000 and Amendment No. 4 thereto filed with the Commission on July 26,
               2000.